EXHIBIT 10.4

CONSENT AND WAIVER OF LAURUS MASTER FUND, LTD. FOR DUNKNIGHT TELECOM PARTNERS LLC

DEBT FINANCING OF DSL.NET, INC.

November 2, 2005

DSL.net, Inc.

545 Long Wharf Drive

5th Floor

New Haven, CT 06511

Ladies and Gentlemen:

Reference is made to (a) the $4.25 million Secured Convertible Minimum Borrowing Note (the “MB Note”) dated August 31, 2004 by the DSL.net, Inc. (the “Company”) in favor of Laurus Master Fund, Ltd. (“Laurus”), (b) the Security Agreement dated August 31, 2004 (the “Laurus Security Agreement”), by and between Laurus the Company, (c) the Subordination Agreement dated the date hereof (the “Subordination Agreement”) between Laurus and DunKnight Telecom Partners, LLC (“DunKnight”), and (d) each of the Securities Purchase Agreement, form of Debenture, and Agency, Guaranty and Security Agreement (collectively, the “DK Transaction Documents”) each dated the date hereof by and among the Company, DunKnight and the other signatories thereto (copies of which have previously been provided to Laurus). Capitalized terms not otherwise defined in this Consent and Waiver have the same meanings as specified in the Laurus Security Agreement.

Having been apprised of the transactions contemplated by DK Transaction Documents and wishing to facilitate the consummation thereof because it is in the best interests of the undersigned and the Company and having executed the Subordination Agreement simultaneous with the execution of this Consent and Waiver, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Laurus hereby, under any terms or provisions of the instruments described in (a)-(c) above and any other agreement or arrangement between the Laurus and the Company and otherwise:

1.     Irrevocably and unconditionally consents to all of the transactions contemplated by the DK Transaction Documents, including, without limitation, all of the following:

(a)	the Company’s issuance of debt instruments to DunKnight and the investors associated therewith, as contemplated in the DK Transaction Documents;
(b)

the Company’s repurchase, cancellation, retirement and/or redemption of all outstanding indebtedness of the Company to VantagePoint Venture Partners (Q) III, L.P., VantagePoint Venture Partners III, L.P., VantagePoint Communications Partners, L.P. and VantagePoint Venture Partners 1996, L.P. (collectively “VantagePoint”) and Deutsche Bank AG, London (“DB”), and

the Company’s cancellation, retirement and/or redemption of all of the warrants and preferred stock of the Company held by VantagePoint and/or DB, all as contemplated in the DK Transaction Documents; and

2.     Irrevocably and unconditionally waives the triggering of an Event of Default (as defined in the Security Agreement) arising from the transactions contemplated in the DK Transaction Documents.

The Laurus Security Agreement, except to the extent of the Consent and Waiver specifically provided above, is and shall continue to be in full force and effect without modification

The undersigned acknowledges that this Consent and Waiver is made after having had an opportunity to ask any questions of management of the Company in respect of the transactions contemplated in the DK Transaction Documents and after having had an opportunity to consult with counsel.

LAURUS MASTER FUND, LTD

By:  /s/ David Grin

Name: David Grin

Title: Director

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